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                                                                    EXHIBIT 10.7

                                PROMISSORY NOTE


$188,889.00                                                   Date: May 8, 1999

     For value received, the undersigned Classic Trends International, Inc. (The "Promisor") promises to pay to the order of John Green, (the "Payee"), at The Ocean Isles, Unit 11, 3507 Main Beach Parade, Main Beach, Queensland, Australia 4217, (or such other place as the Payee may designate in writing) the sum of $188,889.00 with interest from May 8, 1998, on the unpaid principal at the rate of 7.5% per annum.

     The unpaid principal and accrued interest shall be payable in full on May 8, 2000 (the "Due Date").

     All payments of this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

     If any one or more of the provisions of the Note are determined to be unenforceable, in whole or in part, for any reason, the remaining shall remain fully operative.

     All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

     No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

     This Note shall be construed in accordance with the laws of the State of Texas.

     Signed this ______ day of ______________, 1999, at Houston, Texas.  This
note is an extension of the original note signed on May 8, 1998.

Promisor
Classic Trends International, Inc.



By: ___________________________________
            Frederic G. Hindle
            President